Second Quarter 2022 Investor Presentation August 4, 2022

We make forward-looking statements in this presentation that are subject to risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for mortgage loans, MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between mortgage loans, MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on mortgage loans, Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies, such as the COVID-19 pandemic. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1 Safe Harbor Statement

Robert W. Lehman Chief Financial Officer Bonnie M. Wongtrakool Chief Executive Officer Greg Handler Chief Investment Officer 2 Second Quarter 2022 WMC Earnings Call Presenters

3 Western Asset Mortgage Capital Corporation (“WMC”) is a public REIT that benefits from the leading fixed income management capabilities of Western Asset Management Company, LLC ("Western Asset") • One of the world’s leading global fixed income managers, known for team management, proprietary research, robust risk management and a long-term fundamental value approach. • AUM of $407.5 billion(1) ◦ AUM of the Mortgage and Consumer Credit Group is $65.2 billion(1) ◦ Extensive mortgage and consumer credit investing track record • Publicly traded mortgage REIT positioned to capture attractive current and long-term investment opportunities in the residential mortgage markets • Completed Initial Public Offering in May 2012 Please refer to page 27 for footnote disclosures. Overview of Western Asset Mortgage Capital Corporation

Our Manager's Second Half 2022 Outlook 4

Mortgage & Consumer Credit Outlook The post-Covid reopening has been uneven across parts of the economy, geographically due to localized restrictions and caseloads, across demographics, and amongst different asset classes with certain segments of the economy operating well above and others well below the pre-Covid economy. On top of the COVID uncertainties, geopolitical risks have arisen, broad based inflationary pressures have persisted, and the Federal Reserve’s policy accommodation is being actively reduced, tightening financial conditions. Mortgage credit spreads have widened and remain at wider levels relative to pre-Covid, and currently are at their widest level over the past year in spite of the overall strength of the US economy due to the increased uncertainties over the path shape of the post-Covid economy. Home price appreciation (HPA) posted a year-over-year (YoY) gain of 21.2% through April 2022. Fueling the housing boom of the Covid economy was historically low mortgage rates, a severe lack of housing supply on the market, tight lending conditions and a rebirth of household formations. As mortgage rates have spiked in 2022, reduced affordability will likely curb housing demand. Housing completions should continue to rise as supply-chain issues ease. New residential construction is expected to increase to 1.5 million units. As a result of the normalization of housing supply and the reduction in demand due to higher mortgage rates, we have adjusted our home price forecast for the second half of 2022 to flat which would still leave 2022 at around +9%, and thereafter we would anticipate a return to pre-pandemic growth rates of 2-4%. Non-QM lending is expected to contract meaningfully in the second half of the year as limited borrowers can qualify or have demand at current rates of 7%. We see market returns continued to be pressured by higher costs of funds as well. While housing prices and activity are expected to moderate, we do not see the significant risk of defaults or home price correction that current market pricing implies. As the clarity around the pace and timing of Fed tapering is expected to be more certain, and inflation likely to moderate substantially in the second half and 2023, the volatility in rates and spreads is expected to decline significantly. We believe there is strong total return potential from spread into normalization and the benefit of high carry in today's market will provide value to investors. Our Manager's General Investment Outlook 5

6 • The single-family housing is booming, in spite of tightening credit standards • This housing boom is unlike the 2005-2007 period in that lending is highly constrained • Less concern over leverage and housing bust this time around with significant household owners' equity Housing Market Lending Activity

7 • Real estate prices are expected to rise through 2022 albeit at lower levels compared to 2021, as record low supply normalizes • 92% of borrowers have a 4% or lower interest rate • Affordability will likely curb housing demand with rising mortgage rates Housing Market Expected to Cool Down

8 CMBS Delinquency • Recovery continues, office and retail improvement stagnates

9 Investment Strategy Our investment strategy's primary goal is to generate attractive returns while preserving book value. We continue to find value in credit sensitive mortgages. Under current market conditions we expect to continue to focus investments in non-qualified residential mortgages and other mortgage credit that are accretive to portfolio earnings. Target Investments Residential Non-Qualified Mortgages ◦ Program initiated in 2014 ◦ No cumulative principal losses ◦ Strategic partnerships with seasoned originators ◦ Current target coupon in the low 7% range ◦ Average loan to value mid to high 60% at origination ◦ Non-recourse debt through securitization Other Mortgage Credit ◦ Assets with low leverage and strongly underwritten ◦ Residential securities ◦ Commercial loans and securities ◦ Yields between 4%-10% ◦ Favoring long-term financing utilizing structural leverage and low recourse leverage

Company Business Update The Company continues to execute on its business strategy to focus on residential real estate investments. • In July 2022, the Company effected a 1-for-10 reverse stock split, which is reflected retroactively in all share numbers throughout this presentation. • Also in July 2022, the Company completed its fourth securitization of $402.2 million of Residential Whole Loans, securing $351.9 million of long-term fixed rate financing. • For the three months ended June 30, 2022, the Company acquired $292.8 million of Residential Whole Loans in anticipation of the July 2022 securitization referenced above. • For the three months ended June 30, 2022, the Company repurchased $7.2 million aggregate principal amount of its 6.75% Convertible Senior Unsecured Notes due in 2022 ("2022 Notes") at an approximate 1% premium to par value, plus accrued and unpaid interest. • In May 2022, the Company's existing equity plans expired. On June 24, 2022, two new equity plans were approved by the Company's stockholders in connection with the Company's 2022 Annual Meeting of Stockholders. Under the new plans, 1,000,000 shares of Common Stock will be available for grants of equity to eligible participants. • Today the Company also announced that its Board of Directors has authorized a review of strategic alternatives for the Company aimed at enhancing shareholder value, which may include a sale or merger of the Company. JMP Securities, A Citizens Company, has been retained as exclusive financial advisor to the Company. No assurance can be given that the review being undertaken will result in a sale, merger, or other transaction involving the Company, and the Company has not set a timetable for completion of the review process. The Company does not intend to make any further statements regarding this process unless and until a definitive agreement for a transaction has been reached, or until the process of exploring strategic alternatives has ended. 10

11 Please refer to page 27 for footnote disclosures. • GAAP book value per share of $23.23. • Economic book value(5) per share of $24.58. • GAAP net loss attributable to common shareholders and participating securities of $22.4 million, or $3.71 per basic and diluted share. • Distributable earnings(2) of $2.7 million, or $0.44 per basic and diluted share. • Economic return on GAAP book value was negative 14.6%(3) for the quarter. • 1.25%(4) annualized net interest margin on our investment portfolio. • 4.7x recourse leverage as of June 30, 2022, which decreased to 2.4x following the July Non-QM Residential Whole Loan securitization. • On June 22, 2022 we declared a second quarter common dividend of $0.40 per share. Second Quarter Financial Results

12 The following are the Company's key metrics as of December 31, 2021; Share Price Market Cap (in MMs) Q2 Dividend Q2 Dividend Yield Recourse Leverage (incl. Whole Loans securitized in July 2022) Net Interest Margin(4) $12.10 $73.1 $0.40 13.2% 4.7x 1.25% Economic Book Value(5) June 30, 2022 Economic Book Value(5) March 31, 2022 Economic Book Value(5) Change Economic Book Value Change Q2 Economic Return(3) $24.58 $28.05 $(3.47) (12.4)% 15.6% Please refer to page 27 for footnote disclosures. WMC Key Metrics as of June 30, 2022 GAAP Book Value June 30, 2022 GAAP Book Value March 31, 2022 GAAP Book Value Change GAAP Book Value Change Price to GAAP Book Value $23.23 27.33 $(4.10) (15.0)% 52.1%

Portfolio Summary ($ in thousands) June 30, 2022 No. of Investments Principal Balance Amortized Cost Fair Value Borrowings Residential Whole Loans 3,102 $ 1,239,970 $ 1,271,382 $ 1,195,852 $ 1,075,747 Commercial Loans 7 192,155 192,155 128,421 70,121 Non-Agency CMBS, including IOs 12 114,148 110,770 93,096 55,155 Agency and Non-Agency RMBS, including IOs(14) 20 45,844 36,225 32,983 53,900 Securitized Commercial Loan(6) 1 1,385,591 1,288,166 1,243,371 1,232,700 Residential Bridge Loans 7 5,585 5,585 5,095 4,166 Other Securities(7) 8 46,517 42,772 40,534 26,074 Real Estate Owned 4 N/A 1,124 N/A — 3,161 $ 3,029,810 $ 2,948,179 $ 2,739,352 $ 2,517,863 47.9% 45.4% 1.0% 3.1%2.6% Retail and Entertainment Residential Mixed Use Hotel Other (inc. Office, Multifamily and Nursing Facilities) Property Type 13 45.3% 43.7% 4.7% 3.4%1.5% 1.2% 0.2% Securitized Commercial Loans Residential Whole-Loans Commercial Loans Non-Agency CMBS Other Securities Agency and Non-Agency RMBS Residential Bridge Loans Please refer to page 27 for footnote disclosures. Investment Portfolio Overview Investment Type

14 Overview ($ in thousands) June 30, 2022 Total number of loans 3,102 Principal $ 1,239,970 Fair value $ 1,195,853 Unrealized loss $ 75,529 Weighted average remaining term in years 27.4 Weighted average coupon rate 4.8 % Weighted average LTV 65.4 % Weighted average original FICO score(13) 748 Loan Performance Geographic Concentration 72.7% 17.0% 10.2% West Northeast Southeast Southwest Midwest N um be r o f L oa ns 1 8 1 0 20 Loans in Forbearance Current 1-30 Days 31-60 Days 61-90 Days 90+ Days 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 2,750 3,000 Residential Whole Loans Please refer to page 27 for footnote disclosures.

15 Overview ($ in thousands) June 30, 2022 Number of loans held 7 Principal balance $ 192,155 Fair value $ 128,421 Unrealized loss $ 63,734 Percentage of floating rate loans 100.0 % Percentage of senior loans 79.0 % Number of performing loans 6 Weighted average extended life in years 1.36 Weighted average original LTV 59.7% 14.7% 21.0% 34.8% 29.6% Nursing Home/Assisted Living Facilities Retail and Entertainment Center Hotel Retail Property Type Geographic Concentration 80.7% 2.8% 6.3% 10.2% Northeast Midwest Southeast West Unleveraged Weighted Average Effective Yield 3.5% 2.6% 2.6% 2.6% 3.1% 6/30/21 9/30/21 12/31/21 3/31/22 6/30/2022 0% 2% 4% 6% 8% 10% Commercial Loans

Commercial Loans as of June 30, 2022 ($ in thousands)

Loan	Loan Type	Principal Balance	Fair Value	Original LTV	Interest Rate	Maturity Date	Extension Option	Collateral	Geographic Location
CRE 3[(1)]	Interest-Only Mezzanine loan	$ 90,000	$ 26,934	58.0%	1-Month LIBOR plus 9.25%	6/29/2021	None	Entertainment and Retail	NJ
CRE 4	Interest-Only First Mortgage	38,367	37,980	63.0%	1-Month LIBOR plus 3.02%	8/6/2022	A One-Year Extension	Retail	CT
CRE 5	Interest-Only First Mortgage	24,535	24,362	62.0%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	NY
CRE 6	Interest-Only First Mortgage	13,207	13,114	62.0%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	CA
CRE 7	Interest-Only First Mortgage	7,259	7,208	62.0%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	IL, FL
CRE 8	Interest-Only First Mortgage	4,425	4,425	79.0%	1-Month LIBOR plus 4.85%	12/6/2022	None	Assisted Living Facilities	FL
SBC 3[(2)]	Interest-Only First Mortgage	14,362	14,398	49.0%	One-Month LIBOR plus 4.35%	1/6/2023	None	Nursing Facilities	CT
		$ 192,155	$ 128,421						

(1) As of June 30, 2022, the CRE 3 junior mezzanine loan with an outstanding principal balance of $90.0 million secured by an entertainment and retail facility was non-performing and past its maturity date of June 29, 2021. We were receiving interest payments on this loan from a reserve that was exhausted in May 2021. We are currently in discussions with the borrower and certain other lenders regarding alternatives to address the situation which might include modifications of loan terms, deferral of payments and the funding of new advances. There can be no assurance that these discussions will result in an outcome in which we would be repaid any amount of the loan and we may suffer further declines in fair value with respect to the mezzanine investment. We could experience a total loss of our investment under various scenarios, which at current levels would result in a $26.9 million reduction in the Company's book value.

(2) During July 2022, the SBC 3 loan was granted a six month extension through January 6, 2023, with a 25 bps increase in rate and a 25 bps extension fee.

16

Western Asset Mortgage Capital Corp.

17 CRE Pro-Forma Analysis The below table presents the impact on GAAP and Economic Book Value excluding CRE 3 • The loan was placed on non-accrual status in May 2021. • On June 30, 2022, there was no financing on CRE 3. Description ($ in thousands) Amount Per Share GAAP Book Value, at June 30, 2022 $ 140,274 $ 23.23 CRE 3, at fair value 26,934 4.46 GAAP Book Value adjusted for the exclusion of CRE 3 $ 113,340 $ 18.77 Adjustments to deconsolidated VIEs and reflect the Company's interest in the securities owned: Deconsolidation of the VIEs' assets $ (2,054,011) $ (340.18) Deconsolidation of the VIEs' liabilities 1,969,705 326.22 Interest in securities of VIEs owned, at fair value 92,441 15.31 Economic Book Value adjusted for CRE 3, at June 30, 2022 $ 121,475 $ 20.12

18 Overview ($ in thousands) Total Conduit SASB Total number of investments 12 3 9 Principal $ 114,148 $ 15,069 $ 99,079 Fair value $ 93,096 $ 10,800 $ 82,296 Unrealized gain(loss) $ (17,674) $ (2,308) $ (15,366) Weighted average expected life in years 2.1 7.1 1.5 Weighted average original LTV 64.7% 62.5% 65.0% 20.7% 1.9% 77.5% Non-Investment Grade Investment Grade D/Not Rated Ratings Category 38.5% 11.5% 6.8% 11.4% 30.1% 1.7% Hotel Office Retail Multifamily Mixed Use Other Property Type Geographic Concentration 32.4% 12.3% 8.7% 13.3% 32.4% 0.9% West South Northeast Midwest Bahamas Other Non-Agency CMBS Investments

19 Overview Total number of investments 1 Principal $ 1,385,591 Fair value $ 1,243,371 Unrealized loss $ (44,795) Weighted average expected life in years 3.4 Weighted average yield 6.9 % Securitized Commercial Loan Portfolio Principal Amortized Cost Fair Value Property Type CSMC Trust 2014 - USA $ 1,385,591 $ 1,288,166 $ 1,243,371 Retail and Entertainment Center The Company had variable interest in one third party sponsored CMBS VIEs, CSMC Trust 2014-USA. The Company determined that it was the primary beneficiary of this VIE and was required to consolidate. The securitized commercial loan that serve as collateral for the securitized debt issued by this VIEs can only be used to settle the securitized debt. The following table represents the Company's economic exposure to this VIE, which is limited to the fair value of its investments: Investments in CMBS VIEs Principal Amortized Cost Fair Value CSMC Trust 2014 - USA - Class F $ 14,900 $ 14,078 $ 10,672 Securitized Commercial Loans ($ in thousands)

20 Please refer to page 27 for footnote disclosures. For Three Months Ended June 30, 2022 ($ in thousands - except per share data) Agency RMBS Non- Agency CMBS Non- Agency RMBS Residential Whole Loans Residential Bridge Loans Other Securities Commercial Loans Securitized Commercial Loan Convertible Senior Notes Total Interest Income(10) $ 15 $ 2,531 661 $ 12,083 $ 16 $ 1,038 $ 1,260 $ 243 $ — $ 17,847 Miscellaneous Income (loss)(11) — — — — — (46) — — — (46) Interest expense (1) (281) (147) (8,719) (45) (171) (461) (38) (2,501) $ (12,364) Swap interest expense — (23) (8) (188) (1) (7) (31) (2) — (260) Net Interest Income 16 2,835 816 20,990 62 1,170 1,752 283 2,501 30,425 Investment realized gain/(loss) — (43,935) (1,170) — — (478) — — (79) (45,662) Investment unrealized gain/ (loss)(12) (110) 42,524 (2,489) (38,314) (110) (3,894) (74) (417) — $ (2,884) Securitized debt unrealized gain/ (loss) — — — 19,728 — — — — — 19,728 Gain (loss) on derivatives 3 440 165 3,682 18 (1,944) 612 45 — $ 3,021 Portfolio Income (Loss) $ (91) $ 1,864 $ (2,678) $ 6,086 $ (30) $ (5,146) $ 2,290 $ (89) $ 2,422 $ 4,628 Portfolio Income (Loss) Per Share $ (0.02) $ 0.21 $ (0.49) $ (1.95) $ (0.02) $ (0.91) $ 0.22 $ (0.03) $ (0.43) $ (3.42) Second Quarter Portfolio Income Attribution(10)

Investment Portfolio Overview (Unconsolidated) (*)

Portfolio Summary ($ in thousands)
June 30, 2022

	No. of Investments	Principal Balance	Amortized Cost	Fair Value	Borrowings
Residential Whole Loans	1,070	$ 409,911	$ 415,960	$ 402,869	$ 345,660
Commercial Loans	7	192,155	192,155	128,421	70,121
Non-Agency CMBS, including IOs	13	129,048	124,830	103,768	55,155
Agency and Non-Agency RMBS, including IOs	36	1,970,743	1,791,358	114,753	53,900
Residential Bridge Loans	7	5,585	5,585	5,095	4,166
Other Securities[7]	8	46,517	42,772	40,534	26,074
Real Estate Owned	—	N/A	—	N/A	—
	1,141	**$ 2,753,959**	**$ 2,572,660**	**$ 795,440**	**$ 555,076**

Investment Type



14.4%
13.0%
16.1%
0.6%
5.1%
50.6%
Commercial Loans
Non-Agency CMBS
Agency and Non-Agency RMBS
Residential Whole-Loans
Other Securities
Residential Bridge Loans

Property Type



72.3%
7.5%
1.4%
7.6%
2.6%
Retail and Entertainment
Residential
Hotel
Nursing Home/Assisted Living Facilities
Mixed Use
Multifamily
Office
Other

*Includes the value of the retained interest or acquired security of the VIEs (CSMC USA, Arroyo 2019-2 and Arroyo 2020-1 held by the Company and excludes the asset and liabilities associated with each of consolidated trusts (CSMC 2014, Arroyo 2019-2 and Arroyo 2020-1). See page 20 for reconciliation to GAAP basis portfolio composition.

Please refer to page 27 for footnote disclosures.

21

Western Asset Mortgage Capital Corp.

22 *Excludes consolidation of VIE Trusts required under GAAP Please refer to page 27 for footnote disclosures. Total Investment Portfolio ($ in thousands) June 30, 2022 Consolidated (As Reported) Investments of Consolidated VIEs Interest in securities of VIEs owned Unconsolidated (Non GAAP) Residential Whole Loans $ 1,195,852 $ (792,983) $ — $ 402,869 Commercial Loans 128,421 — — 128,421 Non-Agency CMBS, including IOs 93,096 — 10,672 103,768 Agency and Non-Agency RMBS, including IOs(14) 32,984 — 81,769 114,753 Securitized Commercial Loan(6) 1,243,371 (1,243,371) — — Residential Bridge Loans 5,095 — — 5,095 Other Securities(7) 40,534 — — 40,534 Real Estate Owned 1,124 — — 1,124 Total $ 2,740,477 $ (2,036,354) $ 92,441 $ 796,564 Adjusted* Portfolio Composition

Repurchase Agreement Financing June 30, 2022 Repurchase Agreement Borrowings Weighted Average Interest Rate on Borrowings Outstanding at end of period Weighted Average Remaining Maturity (days) Short-Term Borrowings Agency RMBS $ 329 1.82% 32 Non-Agency RMBS 31,628 3.44% 1 Residential Whole Loans 1,116 4.12% 26 Residential Bridge Loans 4,166 4.13% 26 Commercial Loans 6,463 4.73% 26 Other securities(7) 2,126 4.09% 18 Total short term borrowings $ 45,828 3.72% 8 Long-Term Borrowings: Non-Agency CMBS and Non-Agency RMBS Facility Non-Agency CMBS 55,155 2.28% 234 Non-Agency RMBS 21,943 2.28% 307 Other Securities(7) 23,948 2.28% 308 Subtotal 101,046 2.28% 267 Residential Whole Loan Facility Residential Whole Loans 344,544 3.61% 127 Commercial Whole Loan Facility Commercial Loans 63,658 2.64% 87 Total long term borrowings 509,248 50,924,800,000.00%3.23% 150 Repurchase agreements borrowings $ 555,076 3.27% 138 23Please refer to page 27 for footnote disclosures. Financing ($ in thousands)

Long-Term Financing Facilities Residential Whole Loan Financing Facility • As of June 30, 2022, approximately $401.5 million in non QM loans remained in the facility. The outstanding borrowing under this facility was $344.5 million as of June 30, 2022. Commercial Whole Loan Facility • As of June 30, 2022, the Company had approximately $63.7 million in borrowings, with a weighted average interest rate of 2.64% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $87.1 million. Non-Agency CMBS and Non-Agency RMBS Facility • As of June 30, 2022, the outstanding balance under this facility was $101.0 million. The borrowing is secured by investments with a fair market value of $161.0 million as of June 30, 2022. Convertible Senior Unsecured Notes • During second quarter of 2022, the Company repurchased $7.2 million aggregate principal amount of its 2022 Notes at a 1% premium to par value. • As of June 30, 2022, the Company had $86.3 million aggregate principal amount outstanding of 6.75% convertible senior unsecured notes due in 2024. • As of June 30, 2022, the the Company had $27.0 million aggregate principal amount outstanding of 6.75% convertible senior unsecured notes due in 2022. 24 Financing (Continued)

Financing (Continued)

Non-Recourse Financings

Residential Mortgage-Backed Notes

The residential mortgage-backed notes issued by the Company for the Arroyo Trust 2019-2, the Arroyo Trust 2020-1 and the Arroyo Trust 2022-1 securitizations can only be settled with the residential loans that serve as collateral for the securitized debt and are non-recourse to the Company. The Arroyo 2019-2 and Arroyo 2020-1 notes are carried at amortized cost on the Company's Consolidated Balance Sheets, while the Arroyo 2022-1 notes are carried at fair value on the Company's Consolidated Balance Sheets. The Company retained the subordinate bonds for these Trusts regardless of accounting treatment. These bonds had a fair market value of $28.2 million, $21.1 million and $32.4 million, respectively, at June 30, 2022. The retained subordinate bonds for the securitizations are eliminated in consolidation.

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2019 securitization at June 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:[8]				
Class A-1	$ 203,885	3.3%	$ 203,885	4/25/2049
Class A-2	10,934	3.5%	10,934	4/25/2049
Class A-3	17,323	3.8%	17,323	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	257,197		257,197	
Less: Unamortized Deferred Financing Cost	N/A		3,056	
Total	**$ 257,197**		**$ 254,141**	

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2020 securitization at June 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:[8]				
Class A-1A	$ 82,908	1.7%	$ 82,908	3/25/2055
Class A-1B	9,838	2.1%	9,838	3/25/2055
Class A-2	13,518	2.9%	13,518	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	135,966		135,966	
Less: Unamortized Deferred Financing Costs	N/A		1,788	
Total	**$ 135,966**		**$ 134,178**	

Please refer to page 27 for footnote disclosures.

25

Western Asset Mortgage Capital Corp.

26 Financing (Continued) The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2022-1 securitization at June 30, 2022 (dollars in thousands): Classes Principal Balance Coupon Carrying Value Contractual Maturity Offered Notes:(8) Class A-1A $ 223,469 2.5% $ 211,365 12/25/2056 Class A-1B 82,942 3.3% 74,912 12/25/2056 Class A-2 21,168 3.6% 18,250 12/25/2056 Class A-3 28,079 3.7% 23,241 12/25/2056 Class M-1 17,928 3.7% 14,000 12/25/2056 Subtotal 373,586 341,768 Less: Unamortized Deferred Financing Cost N/A — Total $ 373,586 $ 341,768 Commercial Mortgage backed Notes As of June 30, 2022, the Company had one consolidated commercial mortgage-backed variable interest entities that had an aggregate securitized debt balance of $1.2 billion. The securitized debt of the trust can only be settled with the collateral held by the trust and is non-recourse to the Company. The Company holds an interest in a subordinate bond in CMSC 2014 USA securitization and this bond had a fair market value of $10.7 million at June 30, 2022. The retained subordinate bond is not reflected in the below tables because is is eliminated in consolidation. The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at June 30, 2022 (dollars in thousands): Classes Principal Balance Coupon Carrying Value Contractual Maturity Class A-1 $ 120,391 3.3% $ 112,237 9/11/2025 Class A-2 531,700 4.0% 502,516 9/11/2025 Class B 136,400 4.2% 125,513 9/11/2025 Class C 94,500 4.3% 83,954 9/11/2025 Class D 153,950 4.4% 142,388 9/11/2025 Class E 180,150 4.4% 141,159 9/11/2025 Class F 153,600 4.4% 110,014 9/11/2025 Class X-1 (interest only) N/A 0.5% 12,347 9/11/2025 Class X-2 (interest only) N/A —% 2,572 9/11/2025 $ 1,370,691 1,232,700

Reverse Stock Split In connection with the Company's Annual Meeting of Stockholders, the Company's stockholders approved an amendment to the Company's amended and restated certificate of incorporation to effect a reverse stock split within a range of 1-for-5 and 1-for-10 of currently outstanding shares. Following the Annual Meeting, the Company's Board of Directors selected a reverse stock split ratio of 1-for-10, which became effective on July 11, 2022. Directly following the consummation of the reverse stock split, the Company had 50,000,000 shares authorized of Common Stock and 6,038,010 issued and outstanding shares of common stock. The reverse stock split is reflected retroactively with respect to all share figures included in this presentation. Securitization of Arroyo 2022-2 Trust In July 2022, completed its fourth securitization of $402.2 million of Residential Whole Loans, securing $351.9 million of long-term fixed rate financing. The fixed rate financing was issued by Arroyo Trust 2022-2 in seven classes with a weighted average fixed interest rate of approximately 5.0% per annum. Subsequent Events

27 (1) As of June 30, 2022. (2) Distributable Earnings is a non-GAAP financial measure that is used by us to approximate cash yield or income associated with our portfolio and is defined as GAAP net income (loss) as adjusted, excluding, net realized gain (loss) on investments and termination of derivative contracts, net unrealized gain (loss) on investments and debt, net unrealized gain (loss) resulting from mark-to-market adjustments on derivative contracts, provision for income taxes, non-cash stock- based compensation expense, non-cash amortization of the convertible senior unsecured notes discount, one-time charges such as acquisition costs and impairment on loans and one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between us, our Manager and our Independent Directors and after approval by a majority of our independent directors. (3) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (4) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the period. Excludes the net income from the consolidation of VIE Trusts required under GAAP. (5) Economic book value is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by taking the GAAP book value and 1) adding the fair value of the retained interest or acquired security of the VIEs held by the Company and 2) removing the asset and liabilities associated with each of consolidated trusts (CSMC 2014 USA, Arroyo 2019-2, Arroyo 2020-1 and Arroyo 2022-1). Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies. (6) At June 30, 2022, the Company held an $10.7 million Non-Agency CMBS security which resulted in the consolidation of a variable interest entity. The Securitized Commercial loan value represents the estimate fair market value of collateral within the variable interest entity. (7) At June 30, 2022 Other Securities include GSE Credit Risk Transfer securities with an estimated fair value of $34.0 million and student loans ABS with a fair value of $6.6 million. (8) The subordinate notes were retained by the Company. (9) Non-GAAP measure which includes net interest margin (as defined in footnote 4) and realized and unrealized gains or losses in the portfolio. (10) Non-GAAP measure which includes interest income on IO's and IIO's accounted for as derivatives and other income. (11) Includes miscellaneous fees and interest on cash investments. (12) Non-GAAP measure which includes net unrealized losses on IO's and IIO's accounted for as derivatives. (13) The original FICO score is not available for 250 loans with a principal balance of approximately $83.2 million at June 30, 2022. The Company has excluded these loans from the weighted average computations. (14) Borrowings reported for Agency and Non-Agency RMBS investments include borrowings for Arroyo 2019-2 and Arroyo 2020-1. These are eliminated in consolidation. Footnotes

29 Book Value Roll Forward ($ in thousands) Amounts in 000's Per Share GAAP Book Value at March 31, 2022 $ 165,006 $ 27.33 Equity portion of our convertible senior unsecured notes — — Repurchase of common stock — N/A Common dividend (2,415) (0.40) 162,591 26.93 Portfolio Income Net Interest Margin 5,939 0.98 Realized gain (loss), net (39,133) (6.48) Unrealized gain (loss), net 14,686 2.43 Net portfolio income (18,508.00) (3.07) Operating expenses (1,606) (0.27) General and administrative expenses, excluding equity based compensation (2,249) (0.37) Provision for taxes 46 0.01 GAAP Book Value at June 30, 2022 $ 140,274 $ 23.23 Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned Deconsolidation of VIEs assets (2,054,011) (340.18) Deconsolidation VIEs liabilities 1,969,705 326.22 Interest in securities of VIEs owned, at fair value 92,441 15.31 Economic Book Value at June 30, 2022 $ 148,409 $ 24.58

Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com Contact Information